Exhibit 107

EX-FILING FEES

Calculation of Filing Fee Tables

Form F-3

(Form Type)

Brookfield Renewable Corporation

Brookfield Renewable Partners L.P.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

	Newly Registered Securities

Fees to Be Paid	Equity	Class A Exchangeable Subordinate Voting Shares of Brookfield Renewable Corporation	457(o)	(1)(2)	(4)	$2,500,000,000	0.00014760	$369,000.00(4)

	Equity	Class A Exchangeable Subordinate Voting Shares of Brookfield Renewable Corporation	457(o)	44,813,835(2)(3)	$24.38(5)	$1,092,561,297	0.00014760	$161,262.05(5)

	Equity	Limited Partnership Units of Brookfield Renewable Partners L.P.	457(i)	(6)(7)	(6)	— (9)	N/A	— (9)

	Equity	Limited Partnership Units of Brookfield Renewable Partners L.P.	457(i)	44,813,835(7)(8)	(8)	— (9)	N/A	— (9)

Fees Previously Paid	–	–	–	–	–	–	–

	Carry Forward Securities

Carry Forward Securities	–	–	–	–		–		–	–	–	–

		Total Offering Amounts				$3,592,561,297	$530,262.05

		Total Fees Previously Paid					—

		Total Fee Offsets					$445,088.38

		Net Fee Due					$85,173.67

(1) Represents an indeterminate number of class A exchangeable subordinate voting shares (“exchangeable shares”) of Brookfield Renewable Corporation (the “company”) in an aggregate of amount of $2,500,000,000, as may from time to time be offered and sold by the company at indeterminate prices in primary offerings.

(2) Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional exchangeable shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(3) Represents exchangeable shares to be offered and sold from time to time by selling securityholders at indeterminate prices in secondary offerings.

(4) Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(5) Calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the exchangeable shares on the New York Stock Exchange on April 3, 2024 of $24.75 and $24.00.

(6) Represents an indeterminate number of limited partnership units (“LP units”) of Brookfield Renewable Partners L.P. (the “Partnership”) to be issued by the Partnership or to be delivered by our company or Brookfield Corporation, in each case in connection with the exchange, redemption or acquisition, as applicable, from time to time, of exchangeable shares offered or sold hereunder in primary offerings (as described in footnote (1) above).

(7) Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional LP units as may be issuable as a result of stock splits, stock dividends or similar transactions.

(8) Represents 44,813,835 LP units to be issued by the Partnership or to be delivered by our company or Brookfield Corporation, in each case in connection with the exchange, redemption or acquisition, as applicable, from time to time, of exchangeable shares offered for resale at indeterminate prices by selling securityholders hereunder.

(9) No separate registration fee is payable pursuant to Rule 457(i) under the Securities Act of 1933, as amended.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Brookfield Renewable Corporation and Brookfield Renewable Partners L.P.	F-3	333-258728 and 333-258728-01	August 11, 2021	August 11, 2021	$445,088.38	Equity	(1)	(1)	$4,079,636,781.15	$445,088.38(1)

(1) The registrants previously filed a joint registration statement on Form F-3 (File Nos. 333-258728 and 333-258728-01), initially filed on August 11, 2021 and declared effective on August 20, 2021 (the “Prior Registration Statement”), which registered (i) an aggregate $2,500,000,000 of exchangeable shares in primary offerings and (ii) 44,813,835 exchangeable shares in secondary offerings, equivalent to $1,868,288,781.15. Under the Prior Registration Statement, $2,211,348,000 of exchangeable shares in primary offerings was not used, and all of the exchangeable shares for secondary offerings were not used, resulting in $4,079,636,781.15 as the unsold aggregate offering amount. This unused amount represents approximately 93.4% of the $476,580.31 of the registration fees on the Prior Registration Statement and results in a fee offset of $445,088.38. The registrants have terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.